Exhibit 99.1(c)

SECOND AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

THIS SECOND AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (the "Amendment"), dated as of September 10, 2018 (the "Effective Date"), made by RCC REAL ESTATE SPE 6, LLC, a Delaware limited liability company ("Seller"), and MORGAN STANLEY BANK, N.A., a national banking association, as buyer (together with its successors and assigns, the "Buyer").
RECITALS:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement, dated as of September 10, 2015, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement and other Transaction Documents, dated as of July 12, 2018 (as the same has been and may hereafter be amended, restated or supplemented from time to time, the "Master Repurchase Agreement");
WHEREAS, Seller has requested certain changes to the terms of the Master Repurchase Agreement; and
WHEREAS, Buyer is willing to amend the Master Repurchase Agreement by this Amendment to reflect the modifications and amendments set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.
2.    Amendments. The Master Repurchase Agreement, on and as of the Effective Date, is hereby modified as follows:
(a)    The definition of "Facility Amount" in Section 2 of the Master Repurchase Agreement is hereby deleted and replaced with the following:
""Facility Amount" shall mean $67,936,315.00."
(b)    The definition of "Facility Termination Date" in Section 2 of the Master Repurchase Agreement is hereby deleted and replaced with the following:
""Facility Termination Date" shall mean September 10, 2019, as the same may be extended in accordance with Section 9 of this Agreement."

(c)    The following definition is hereby added to Article 2 of the Master Repurchase Agreement in correct alphabetical order:
""Buyer's Debt Yield" shall mean, with respect to each Purchased Asset, the quotient (expressed as a percentage) of (i) net operating income, as determined in Buyer's sole discretion, which shall be conclusive absent manifest error, divided by (ii) the outstanding Purchase Price for such Purchased Asset."

""Buyer's Debt Yield Trigger Event" shall have the meaning specified in Section 3(v)."
(d)    The following is hereby added as Section 3(v) of the Master Repurchase Agreement:
"(v) If at any time the repurchase of any Purchased Asset by Seller will result in the average Buyer's Debt Yield of all outstanding Purchased Assets in the aggregate being less than 8.0%, as determined in Buyer's sole discretion, which shall be conclusive absent manifest error (a "Buyer's Debt Yield Trigger Event"), then upon receipt of notice from Buyer to Seller of the occurrence of a Buyer's Debt Yield Trigger Event, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur and Seller shall be required to repurchase all outstanding Purchased Assets no more than ten (10) Business Days after receipt of such notice in accordance with the terms of this Agreement; provided, that Seller shall not be obligated to pay any Exit Fee in connection with any Purchased Assets being repurchased due to a Buyer's Debt Yield Trigger Event."

3.    Representations and Warranties. Seller hereby represents to Buyer as of the Effective Date as follows:
(a)    Seller has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Amendment and any other document executed in connection herewith and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize such party to, execute, deliver and perform its obligations under this Amendment;
(b)    This Amendment constitutes legal, valid and binding obligations of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity; and
(c)    No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Seller of this Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by such party.
4.    Effectiveness of Amendment. The effectiveness of this Amendment and the transactions contemplated hereunder is subject to receipt by Buyer of the following:
(a)    Amendment. This Amendment, duly executed and delivered by the parties hereto;
(b)    Responsible Officer Certificate. A signed certificate from a Responsible Officer of Seller certifying: (i) that no amendments have been made to the organizational documents of Seller since September 10, 2015, unless otherwise stated therein; and (ii) the authority of Seller to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.
(c)    Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller.
(d)    Legal Opinion. Opinions of outside counsel to Seller reasonably acceptable to Buyer as to such matters as Buyer may reasonably request, provided, that the execution of this Amendment by Buyer shall evidence satisfaction of this condition.

(e)    Fees and Expenses. Payment by Seller of: (i) the Extension Fee in the amount of $169,840.79 ($67,936,315.00 * 0.25%) on the date hereof and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.
5.    Representations and Warranties. All representations and warranties in the Master Repurchase Agreement are true, correct, complete and accurate in all respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or as may be set forth in any Exceptions Report).
6.    Continuing Effect; Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guaranty) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.
7.    Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
8.    Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
9.    Governing Law. The provisions of Article 18 of the Master Repurchase Agreement are incorporated herein by reference.
10.    Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
11.    References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.
12.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Anthony Preisano
Name:	Anthony Preisano
Title:	Authorized Signatory

SELLER

RCC REAL ESTATE SPE 6 LLC, a Delaware limited liability company

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Vice President

The undersigned hereby acknowledges the execution of the Amendment and agrees that the Guaranty and agreements therein subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer therein, and each party subordinating any right or lien to the rights and liens of Buyer, therein, hereby acknowledges the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment. In addition, the undersigned reaffirms its obligations under the Guaranty and agrees that its obligations under the Guaranty shall remain in full force and effect and apply to the additional components referenced in this Amendment.

GUARANTOR:

EXANTAS CAPITAL CORP., a Maryland corporation

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Vice President

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